                                                                    EXHIBIT 3.7

                               State of Delaware

                        Office of the Secretary of State

                       ---------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "RELIANT ENERGY MID-ATLANTIC POWER SERVICES, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE ELEVENTH DAY OF JUNE, A.D. 1999, AT 9 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "SITHE MID-ATLANTIC POWER SERVICES, INC." TO "RELIANT ENERGY MID-ATLANTIC POWER SERVICES, INC.", FILED THE TWELFTH DAY OF MAY, A.D. 2000, AT 3 O'CLOCK P.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWELFTH DAY OF MAY, A.D. 2000, AT 3:01 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


[SEAL]

                                       /s/ EDWARD J. FREEL
                                       ------------------------------------
                                       Edward J. Freel, Secretary of State

3055437  8100H                                     AUTHENTICATION: 0629366

001421457                                                   DATE: 08-21-00

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 09:00 AM 6/11/1999
                                                           991236936 - 3055437


                          CERTIFICATE OF INCORPORATION

                                       OF

                    SITHE MID-ATLANTIC POWER SERVICES, INC.


     The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:


          FIRST: The name of the corporation is:

                    SITHE MID-ATLANTIC POWER SERVICES, INC.


          SECOND: The address of the initial registered and principal office of this corporation in this state is c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.


          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.


          FOURTH: The corporation shall be authorized to issue the following shares:

          Class                    Number of Shares         Par Value
          -----                    ----------------         ---------
          COMMON                        1,500                  $.01

          FIFTH: The name and address of the incorporator are as follows:

          NAME                          ADDRESS
          ----                          -------
          Michael A. Barr               10 Bank Street
                                        White Plains, New York 10606

         SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

         (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the By-Laws so provide.

         (2) The Board of Directors shall have power without the assent or vote of the stockholders:

              (a) The make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

              (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

         (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, at any meetings of the stockholders called for the purpose of considering any such act or contract, or through a written consent in lieu of a meeting in accordance with the requirements of the General Corporation Law of Delaware as amended from time to time, and any contract or act that shall be so approved or be so ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting, (or by written consent whether received directly or through a proxy) and entitled to vote thereon (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved, ratified, or consented to by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

         (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

       SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

       EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title B of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this eleventh day of June, 1999.


                                             /s/ MICHAEL A. BARR
                                             ---------------------------------
                                                 Michael A. Barr, Incorporator

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 05/12/2000
                                                          001245603 - 3055437

                            CERTIFICATE OF AMENDMENT

                                     to the

                          CERTIFICATE OF INCORPORATION

                                       of

                    SITHE MID-ATLANTIC POWER SERVICES, INC.

         Sithe Mid-Atlantic Power Services, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopts this Certificate of Amendment (this "Certificate of Amendment"), which amends its Certificate of Incorporation (the "Certificate of Incorporation"), as described below, and does hereby certify that:

         1. The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

    RESOLVED, that the FIRST Article of the Certificate of Incorporation be amended to read in its entirety as follows:

         "FIRST:   The name of the corporation is: Reliant Energy Mid-Atlantic
Power Services, Inc."

         2. In lieu of a meeting and vote of stockholders, the sole stockholder of the Corporation has given its written consent to such amendment in accordance with the provisions of Section 228 of the DGCL, and said written consent was filed with the Corporation.

         3. Such amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the DGCL.

         4. The capital of the Corporation will not be reduced under or by reason of such amendment.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed this 12th day of May, 2000.

                                         SITHE MID-ATLANTIC
                                         POWER SERVICES, INC.



                                         By: /s/ JOHN H. STOUT
                                            ----------------------------
                                            Name:  John H. Stout
                                                   ---------------------
                                            Title: Vice President
                                                   ---------------------

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                     ******


     Reliant Energy Mid-Atlantic Power Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     1. The present registered agent of the corporation is United Corporate Services, Inc. and the present registered office of the corporation is in the County of Kent.

     2. The Board of Directors of Reliant Energy Mid-Atlantic Power Services, Inc. adopted the following resolutions on the 12th day of May, 2000:

     "RESOLVED, that the registered office of Reliant Energy Mid-Atlantic Power Services, Inc., in the State of Delaware be and it hereby is changed to the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the Corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of the Corporation at the address of its registered office."

     IN WITNESS WHEREOF, Reliant Energy Mid-Atlantic Power Services, Inc., has caused this statement to be signed by John H. Stout, its Vice President, this 12th day of May, 2000.



                                             RELIANT ENERGY MID-ATLANTIC POWER
                                             SERVICES, INC.


                                             By: /s/ JOHN H. STOUT
                                                ------------------------------

                                             Name:   John H. Stout
                                                   ---------------------------

                                             Title:  Vice President
                                                    --------------------------